Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
marc.lewis@MasTec.com	www.MasTec.com

Aaron Reddington, CFA, VP of Investor Relations and
Corporate Development

(765) 828-2653

investors@iea.net

For Immediate Release

MasTec to Acquire Infrastructure and Energy Alternatives, Inc. (“IEA”), a Premier Renewable Energy and Infrastructure Services Provider

●	Significantly Expands MasTec’s Clean Energy & Infrastructure Segment

o	Incremental Service Capabilities and Customer Base

o	Adding Union Based Clean Energy Power Generation Services

o	Expanding MasTec’s Clean Energy Maintenance Service Offerings

o	Bolsters Non-Union Craft Labor and Equipment Resource Capacity

●	Strong Cultural Alignment and Experienced Leadership Team

●	Transaction Expected to Close Late Q422 and be Accretive to MasTec’s 2023 Adjusted EPS Before Synergy Benefits, with Potential Revenue and Operational Synergies in 2024 and Beyond

●	MasTec Updates Financial Guidance for the Second Half of 2022

●	MasTec to Host Conference Call at 8:30 AM ET Monday, July 25, 2022, to Discuss the IEA Acquisition

Coral Gables, fl and Indianapolis, IN (July 25, 2022) -- MasTec (NYSE: MTZ) (“MasTec”) and IEA (Nasdaq: IEA) today announced that they have entered into a definitive agreement under which MasTec will acquire all of the outstanding shares of IEA in a cash-and-stock transaction valued at $14.00 per IEA share. The transaction has been unanimously approved by the Boards of Directors of both MasTec and IEA, and is subject to customary closing conditions, including IEA stockholder and Hart-Scott-Rodino approvals, with an expected closing late fourth quarter of 2022.

Founded in 2011 with roots dating to 1947, IEA is a premier services provider in renewable energy and infrastructure solutions, with extensive expertise and capabilities spanning engineering, procurement, construction and other related services. IEA has deep and long-standing relationships across a diverse blue-chip customer base. It has completed more than 260 utility-scale wind and solar projects across North America and executed a range of complex public and private infrastructure construction projects.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We are proud to expand our service capabilities, scale and expertise providing critical infrastructure to support the nation’s energy transition to secure and sustainable renewable sources. We are excited to welcome JP, the IEA management team and almost 6,000 IEA team members to the MasTec family. We have long admired IEA’s operating excellence, and we have a strong cultural alignment with IEA in safety and customer service.”

Mr. Mas continued, “We believe that the addition of IEA’s union based clean energy power generation services, coupled with MasTec and IEA’s combined non-union craft labor capacity, will provide increased scale and capacity needed to meet expected growing customer demand for renewable power generation over the next decade. We also believe that MasTec’s existing electrical transmission and distribution service capabilities, coupled with expanded renewable power generation services from the IEA acquisition, will provide a compelling and complete suite of services to support customer’s needs for both power generation and power grid system infrastructure required to transition to renewable energy and reduce carbon emissions.”

JP Roehm, President and Chief Executive Officer commented, “The combination with MasTec will create new opportunities for IEA’s employees and our customer base. Our joint resources and capabilities will advance our ability to serve our customers in the renewable energy, power delivery and infrastructure markets. We believe that IEA stockholders will benefit from MasTec and IEA’s combined operations and scale, and this belief is reflected in our agreement to receive 25% of the transaction proceeds in MasTec common stock. MasTec is the ideal owner for IEA and I am excited to continue to lead the IEA team during this exciting new chapter of our story.”

Transaction Information

Under the terms of the agreement, IEA stockholders will receive $14.00 per share, comprised of $10.50 per share in cash and 0.0483 of a MasTec share, with a value of $3.50 per share, based on MasTec’s closing share price on July 22, 2022, and represents a 34% premium to IEA’s closing stock price on July 22, 2022.

The acquisition is expected to close late fourth quarter of 2022, subject to IEA stockholder approval, regulatory approvals and other customary closing conditions. MasTec has entered into agreements with various IEA stockholders, which collectively own approximately 35% of IEA’s outstanding stock, to vote their shares of IEA common stock in favor of the transaction. Based on estimated IEA net debt levels at closing, the total transaction consideration will be approximately $1.1 billion. MasTec expects to issue approximately 2.8 million MasTec shares in the transaction.

IEA is reaffirming its expectation that full year 2022 revenue will range between $2.3 to $2.5 billion, with net income ranging between $45 to $51 million, adjusted EBITDA (a non-GAAP measure) ranging between $140 to $150 million. For 2023, MasTec expects that IEA will generate revenue between $2.6 to $2.7 billion, with adjusted EBITDA ranging between $160 to $170 million, exclusive of any post transaction synergies1. MasTec expects near term post transaction annual cost savings of approximately $10 million primarily from the combination of reduced IEA public company reporting and other costs. Inclusive of both transaction finance costs as well as expected synergies, MasTec expects that IEA will generate approximately $45 to $50 million of adjusted net income (a non-GAAP measure) in 2023.

MasTec has obtained committed bridge financing from Bank of America and J.P. Morgan, should it be needed, to complete the transaction. MasTec, however, intends to pursue certain other debt financing alternatives to finance the cash portion of the transaction consideration.

J.P. Morgan Securities LLC is serving as financial advisor to MasTec, and Fried Frank Harris Shriver & Jacobson LLP and Holland & Knight LLP are serving as legal counsel. Lazard is serving as financial advisor to IEA, and Gibson, Dunn & Crutcher LLP is serving as legal counsel.

MasTec Second Half 2022 Guidance Update

MasTec also announced today that it is updating its annual guidance for 2022, primarily due to expected higher levels of costs during the second half of the year. The Company is not adjusting its guidance expectation for the second quarter. Updated 2022 guidance also excludes any effects from the IEA acquisition. The Company continues to expect that annual full year 2022 revenue will approximate $9.2 billion, with full year GAAP net income and diluted earnings per share expected to approximate $95 million and $1.24, respectively. Full year 2022 adjusted EBITDA is expected to approximate $750 million and adjusted diluted earnings per share are expected to approximate $3.09.

1 Reconciliations of fiscal year 2022 non-GAAP measures are included in this release. Reconciliations of fiscal year 2023 forward-looking financial measures for IEA included in this presentation that are non-GAAP financial measures to the corresponding GAAP financial measures are not included, due to variability and difficulty in making accurate forecasts and projections, particularly in light of the purchase accounting impact on IEA's GAAP results following its acquisition, as well as, because certain information is not currently ascertainable or accessible, and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available to MasTec without unreasonable efforts. Estimated adjusted EBITDA and estimated adjusted net income includes the impact of, among other things, amortization of intangible assets and depreciation, which may be significant and difficult to project with a reasonable degree of accuracy, as the allocation of the purchase price to intangible assets and to property and equipment has not yet been performed. Therefore, reconciliations of IEA's estimated adjusted EBITDA and estimated adjusted net income to estimated net income are not available without unreasonable effort. For the same reasons, we are unable to address the probable significance of the unavailable information, nor can we accurately predict all of the components of the applicable non-GAAP financial measures and reconciling adjustments thereto; accordingly, the corresponding GAAP measures may be materially different than the non-GAAP measures. Non-GAAP measures should not be considered in isolation from, as a substitute for, or alternative measure of, GAAP net income and should be reviewed in conjunction with the provided reconciliation thereto. Such forward looking information is also subject to uncertainty and various risks, including those set forth in the risk factors discussed below, and there can be no assurance that any forecasted results or conditions will actually be achieved.

Second half 2022 revenue is expected to approximate $5 billion, with second half 2022 GAAP net income expected to approximate $114 million and adjusted EBITDA expected to approximate $471 million or 9.4% of revenue. The Company will provide initial commentary on its updated 2022 outlook during today’s conference call with additional commentary during its second quarter earnings conference call on August 5, 2022.

Jose Mas, MasTec’s Chief Executive Officer commented, “While our expected second half 2022 performance represents a 280-basis point improvement in adjusted EBITDA margin rate versus first half 2022 results, our current expectation reflects higher expected project costs, inefficiencies and delays including the impact of higher fuel, labor and material costs from sustained levels of inflation. We believe that these impacts will be largely mitigated in 2023 as new projects and contractual cost escalators take effect. We continue to expect MasTec legacy operations in 2023 will generate strong revenue and adjusted EBITDA growth and look forward to the expected incremental contribution in 2023 of the IEA acquisition.”

IEA, Inc. Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2022 Low Estimate	Guidance for the Year Ended December 31, 2022 High Estimate
EBITDA and Adjusted EBITDA Reconciliation
Net income	$45	$51
Interest expense, net	25	26
Provision for income taxes	18	19
Depreciation and amortization	47	48
EBITDA	$135	$144
Non-cash stock-based compensation expense	5	6
Adjusted EBITDA	$140	$150

MasTec, Inc. Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Six Months Ended December 31, 2022 Est.	Guidance for the Year Ended December 31, 2022 Est.
EBITDA and Adjusted EBITDA Reconciliation
Net income	$114	$95
Interest expense, net	48	84
Provision for income taxes	42	32
Depreciation	183	356
Amortization of intangible assets	57	110
EBITDA	$444	$676
Non-cash stock-based compensation expense	14	27
Acquisition and integration costs	13	40
(Gains) losses, net, on fair market value of investment	—	7
Adjusted EBITDA	$471	$750
Adjusted EBITDA margin (a)	9.4%	8.1%

	Guidance for the Six Months Ended December 31, 2022 Est.	Guidance for the Year Ended December 31, 2022 Est.
Adjusted Net Income Reconciliation
Net income	$114	$95
Non-cash stock-based compensation expense	14	27
Amortization of intangible assets	57	110
Acquisition and integration costs	13	40
(Gains) losses, net, on fair market value of investment	—	7
Income tax effect of adjustments (b)	(18)	(44)
Adjusted net income	$180	$235

(a)	Adjusted EBITDA margin calculated by dividing Adjusted EBITDA by estimated revenue. Estimated second half 2022 revenue approximates $5.0 billion. Estimated full year 2022 revenue approximates $9.2 billion.

(b)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

MasTec, Inc. Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Six Months Ended December 31, 2022 Est.	Guidance for the Year Ended December 31, 2022 Est.
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.51	$1.24
Non-cash stock-based compensation expense	0.18	0.36
Amortization of intangible assets	0.76	1.46
Acquisition and integration costs	0.18	0.53
(Gains) losses, net, on fair market value of investment	—	0.09
Income tax effect of adjustments (a)	(0.23)	(0.59)
Adjusted diluted earnings per share	$2.39	$3.09

(a)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

The tables may contain slight summation differences due to rounding.

Conference Call

In conjunction with this announcement, MasTec has scheduled a conference call for this morning, Monday, July 25, 2022, at 8:30 a.m. Eastern Time, which will also be broadcast live over the Internet. MasTec will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available in the "Events and Presentations" area of the “Investors” section of MasTec's website prior to the start of the call. To participate in the call, dial (856) 344-9290 or (800) 289-0571 at least 15 minutes before the conference call begins and ask for the MasTec call using conference code 9021201. You may also visit the Investor Relations section of the MasTec website at https://investors.MasTec.com/events-presentations to access the Internet broadcast. For those who cannot participate live, a recording will be available on the Company's website for approximately 30 days by dialing (719) 457-0820 and referencing the same conference code.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure, such as: power delivery services, including transmission and distribution, wireless, wireline/fiber and customer fulfillment activities; power generation, primarily from clean energy and renewable sources; pipeline infrastructure, including natural gas pipeline and distribution infrastructure; heavy civil; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.MasTec.com. The information contained on the Company’s website is not incorporated into this press release.

Infrastructure and Energy Alternatives is a leading infrastructure construction company with renewable energy and specialty civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA’s service offering spans the entire construction process. The Company offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of the larger providers in the renewable energy industry and has completed more than 260 utility scale wind and solar projects across North America. In the heavy-civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net. The information contained on IEA’s website is not incorporated into this press release.

Additional Information and Where to Find It:

This communication relates to a proposed acquisition of Infrastructure & Energy Alternatives, Inc. (IEA) by MasTec, Inc. (MasTec). In connection with the proposed acquisition, MasTec and IEA intend to file relevant materials with the Securities and Exchange Commission (SEC), including a Registration Statement on Form S-4 to be filed by MasTec that will include a preliminary proxy statement of IEA and also constitute a prospectus with respect to the shares of common stock of MasTec to be issued in the proposed transaction. The information in the preliminary proxy statement/prospectus will not be complete and may be changed. IEA will deliver the definitive proxy statement to its stockholders as required by applicable law. This communication is not a substitute for any prospectus, proxy statement or any other document that may be filed with the SEC in connection with the proposed business combination.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by MasTec (when they become available) may be obtained free of charge at MasTec’s website at MasTec.com. Copies of documents filed with the SEC by IEA (when they become available) may be obtained free of charge on IEA’s website at iea.net.

Participants in the Solicitation:

IEA and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of IEA stockholders in connection with the proposed transaction and their interests in the transaction will be set forth in the proxy statement/prospectus described above filed with the SEC. Additional information regarding IEA’s executive officers and directors is included in IEA’s annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 7, 2022 and IEA’s proxy statement for its 2022 annual meeting of stockholders filed with the SEC on March 23, 2022. These documents may be obtained free of charge at the SEC’s website, www.sec.gov, or IEA’s website, iea.net.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec or IEA; the projected impact and benefits of IEA on MasTec’s operating or financial results; expectations regarding MasTec’s or IEA’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the potential strategic benefits and synergies expected from the acquisition of IEA; the development of and opportunities with respect to future projects, including renewable and other projects designed to support transition to a carbon-neutral economy; MasTec’s ability to successfully integrate the operations of IEA; the expected closing of, and financing sources for, the acquisition of IEA; the impact of inflation on MasTec's costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: risks related to completed or potential acquisitions, including the acquisition of Henkels & McCoy Group, Inc., as well as the ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill; risks related to the impact of inflation on costs as well as economic activity, customer demand and interest rates, risks related to adverse effects of health epidemics and pandemics or other outbreaks of communicable diseases, such as the COVID-19 pandemic, including its effect on supply chain or inflationary issues, as well as, the potential effects of related health mandates and recommendations; market conditions, technological developments, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential adverse effects of public health issues, such as the COVID-19 pandemic on economic activity generally, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the industries we serve and the impact on our customers’ expenditure levels caused by fluctuations in commodity prices, including for oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; the effect of state and federal regulatory initiatives, including costs of compliance with existing and potential future safety and environmental requirements, including with respect to climate change; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; any exposure resulting from system or information technology interruptions or data security breaches; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; fluctuations in fuel, maintenance, materials, labor and other costs; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; restrictions imposed by our credit facility, senior notes and any future loans or securities; our ability to obtain performance and surety bonds; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; a small number of our existing shareholders have the ability to influence major corporate decisions; as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.